Exhibit 32.1
SECTION 1350 CERTIFICATION OF THE CHIEF EXECUTIVE
OFFICER AND CHIEF FINANCIAL OFFICER
In connection with the Quarterly Report on Form 10-Q of Nash-Finch Company, (the “Company”) for the 12 weeks ended March 27, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Alec C. Covington, President and Chief Executive Officer and Robert B. Dimond, Executive Vice President and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18. U.S.C. Section 1350, that to our knowledge:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.
Date: April 30, 2010

By:	/s/ Alec C. Covington
	Name:	Alec C. Covington
	Title:	President and Chief Executive Officer

By:	/s/ Robert B. Dimond
	Name:	Robert B. Dimond
	Title:	Executive Vice President and Chief Financial Officer